UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WYETH

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING DATE APPROACHING

PLEASE SUBMIT YOUR PROXY TODAY

July 10, 2009

Dear Stockholder:

The Annual Meeting of Stockholders of Wyeth to be held on July 20, 2009 is rapidly approaching. As of a recent date, we still have not received your vote for the meeting. Your vote is important and your participation is requested at this important meeting. Please take one moment of your time to submit your proxy today. Telephone and Internet voting options are available.

IMPORTANT RECENT
DEVELOPMENTS

Four leading independent proxy advisory firms that issue voting recommendations to institutional investors – RiskMetrics Group (ISS), Glass Lewis & Co., PROXY Governance Inc. and Egan-Jones Proxy Services – have each recommended that Wyeth stockholders vote “FOR” the proposed merger with Pfizer Inc.

To adopt the merger agreement, holders of a majority of the voting power of the outstanding stock entitled to vote on the proposal must vote in favor of adoption of the merger agreement. Because approval is based on the affirmative vote of a majority of the voting power of the shares outstanding, a Wyeth stockholder’s failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement. Accordingly, the vote of each stockholder is very important. Please act today to vote your shares.

The Wyeth board of directors recommends that Wyeth stockholders vote “FOR” Item 1, the proposal to adopt the merger agreement, and “FOR” Item 2, all director nominees in Item 3, and Item 4 on your proxy card, and “AGAINST” the two stockholder proposals, Items 5 and 6, on your proxy card.

Please submit your proxy in this important matter as promptly as possible (1) by telephone, (2) through the Internet, or (3) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

Bernard Poussot
Chairman, President and Chief Executive Officer

3 EASY WAYS TO VOTE

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your company save additional solicitation costs by marking, signing, dating and returning your proxy card or voting instruction form today. Remember, a failure to vote will have the same effect as a vote against the merger agreement. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. Street name shareholders: Your bank or broker cannot vote your shares on the merger proposal unless it receives your specific instructions. Please return your voting instruction form immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Wyeth, toll-free at 1-800-859-8509.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Wyeth and Pfizer. In connection with the proposed merger, Pfizer has filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth, and each of Wyeth and Pfizer may be filing other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus has been mailed to stockholders of Wyeth. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain, without charge, a copy of the definitive proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov). Wyeth’s stockholders also may obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744.

Wyeth and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Wyeth’s stockholders with respect to the proposed merger. Information about Wyeth’s directors and executive officers and their ownership of Wyeth’s common stock is set forth in Wyeth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Wyeth’s Annual Report on Form 10-K/A, which was filed with the SEC on February 27, 2009 and April 30, 2009, respectively, and the definitive proxy statement/prospectus for Wyeth’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on June 17, 2009. Stockholders may obtain additional information regarding the interests of Wyeth and its directors and executive officers in the proposed merger, which may be different than those of Wyeth’s stockholders generally, by reading the definitive proxy statement/prospectus and other relevant documents regarding the proposed merger.

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